Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information gives effect to the acquisition of an interest in two joint ventures which own the Chicago and Miami InterContinental hotels, the acquisition of the Four Seasons Washington D.C., our March 2005 preferred stock offering, our January 2006 preferred stock offering and our January 2006 common stock offering. The historical financial information for the year ended December 31, 2005 has been derived from our financial statements included in our 2005 Form 10-K. The unaudited pro forma statement of operations data for the year ended December 31, 2005 is presented as if the April 1, 2005 acquisition of the Chicago and Miami InterContinental hotels, the March 1, 2006 acquisition of the Four Seasons Washington D.C., the preferred stock offerings and the common stock offering had occurred on January 1, 2005. The unaudited pro forma balance sheet data as of December 31, 2005 is presented as if the January 2006 preferred stock offering, the common stock offering and the acquisition of the Four Seasons Washington D.C. had occurred on December 31, 2005.

The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what our results of operations would actually have been if the transactions had in fact occurred on the earlier date discussed above. It also does not project or forecast our consolidated results of operations for any future date or period.

Unaudited Pro Forma Consolidated Balance Sheets

December 31, 2005

(in thousands)

	Strategic Hotels & Resorts, Inc. and Subsidiaries Historical December 31 2005	Preferred Stock Offering		Common Stock Offering		Four Seasons Washington D.C. Acquisition		Other Adjustments		Strategic Hotels & Resorts, Inc. and Subsidiaries Pro Forma December 31 2005
Assets

Property and equipment	$1,300,250	$—		$—		$130,400	3(a)	$—		$1,430,650
Less accumulated depreciation	(217,695)									(217,695)

Net property and equipment	1,082,555	—		—		130,400		—		1,212,955

Goodwill	66,656					39,940	3(b)			106,596
Intangible assets	2,129									2,129
Investment in hotel joint ventures	12,886									12,886
Cash and cash equivalents	65,017	110,878	1(a)	151,900	2(a)	80	3(c)			132,244
				(26,000	) 2(a)	(169,631	) 3(d)

Restricted cash and cash equivalents	32,115									32,115
Accounts receivable, net	31,286					1,617	3(e)			32,903
Deferred financing costs, net	7,544									7,544
Other assets	122,334					610	3(f)			122,944
Insurance recoveries receivable	25,588									25,588

Total assets	$1,448,110	$110,878		$125,900		$3,016		$—		$1,687,904

Liabilities and Owners’ Equity

Liabilities:
Mortgages and other debt payable	$633,380	$—		$—		$—		$—		$633,380
Bank credit facility	26,000			(26,000	) 2(a)					—
Accounts payable and accrued expenses	90,486					3,016	3(g)			93,502
Distributions payable	11,531									11,531
Deferred gain on sale of hotels	99,970									99,970

Total liabilities	861,367	—		(26,000)		3,016		—		838,383

Minority interests in SHR’s operating partnership	76,030							10,963	4(a)	86,993
Minority interests in consolidated hotel joint ventures	11,616									11,616

Owners’ equity:
8.5% Series A Cumulative Redeemable Preferred Shares	97,553									97,553
8.25% Series B Cumulative Redeemable Preferred Shares	—	110,878	1(a)							110,878
Common shares	439			80	2(a)					519
Additional paid-in capital	688,250			151,820	2(a)			(10,963	) 4(a)	829,107

Deferred compensation	(1,916)									(1,916)
Accumulated deficit	(241,613)									(241,613)
Accumulated distributions to owners	(53,142)									(53,142)
Accumulated other comprehensive income	9,526									9,526

Total owners’ equity	499,097	110,878		151,900		—		(10,963)		750,912

Total liabilities and owners’ equity	$1,448,110	$110,878		$125,900		$3,016		$—		$1,687,904

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2005

1.	Preferred Offering –On January 31, 2006, we completed an offering of 4,600,000 shares of 8.25% Series B Cumulative Redeemable Preferred Shares, par value $0.01 per share (liquidation preference $25.00 per share). After discounts, commissions and estimated expenses, we raised net proceeds of $110.9 million. The net proceeds were used to partially fund the acquisition of the Four Seasons Washington D.C. The following adjustment was made to account for the proceeds of the preferred stock offering:

a)	Reflects the $110.9 million net proceeds received from the preferred offering. The net proceeds were used to partially fund the acquisition of the Four Seasons Washington D.C.

2.	Common Offering –During the first quarter of 2006 we completed a public offering of 8,000,000 shares of common stock at a price of $20.00 per share. After discounts, commissions and estimated expenses, we raised net proceeds of $151.9 million. The net proceeds were used to repay existing indebtedness under our credit facility and to partially fund the acquisition of the Four Seasons Washington D.C. The following adjustment was made to account for the proceeds of the common stock offering:

a)	Reflects the $151.9 million net proceeds received from the preferred offering. The net proceeds were used to repay $26.0 million of outstanding borrowings under our revolving line of credit and to partially fund the acquisition of the Four Seasons Washington D.C.

3.	Four Seasons Washington D.C. Acquisition – On March 1, 2006 we purchased the Four Seasons Washington D.C. hotel. We used proceeds from common and preferred stock offerings to acquire this property. The following pro forma adjustments were made to account for this acquisition:

a)	Reflects property and equipment at an aggregate value of $130.4 million.

b)	Reflects $39.9 million of goodwill.

c)	Reflects $0.1 million of hotel-level cash and cash equivalents.

d)	Reflects $169.6 million of cash paid to fund the transaction.

e)	Reflects $1.6 million of net accounts receivable.

f)	Reflects $0.6 million of other assets.

g)	Reflects $3.0 million of accounts payable and accrued expenses.

4.	Other Adjustments – To adjust minority interest for all pro forma activity, we have made the following additional adjustment:

a)	Reflects the $11.0 million adjustment for minority interest to give effect to the 13.82% interest in the operating partnership owned by others.

Unaudited and Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2005

(in thousands, except shares and per share amounts)

	Strategic Hotels & Resorts, Inc. and Subsidiaries Historical	InterContinental Acquisition		Four Seasons Washington DC Acquisition		Other Adjustments		Strategic Hotels & Resorts, Inc. and Subsidiaries Pro Forma
Revenues:
Rooms	$257,628	$14,420	(1a)	$14,426	(2a)	$—		$286,474
Food and beverage	164,838	8,632	(1b)	11,697	(2b)			185,167
Other hotel operating revenue	53,492	809	(1c)	4,440	(2c)			58,741

	475,958	23,861		30,563		—		530,382

Lease revenue	16,787							16,787

Total revenues	492,745	23,861		30,563		—		547,169
Operating Costs and Expenses:
Rooms	62,730	3,794	(1d)	5,513	(2d)			72,037
Food and beverage	116,493	5,760	(1e)	11,213	(2e)			133,466
Other departmental expenses	136,559	5,806	(1f)	2,672	(2f)			145,037
Management fees	15,033	244	(1g)	870	(2g)			16,147
Other property level expenses	29,089	1,511	(1h)	13,901	(2h)			44,501
Lease expense	13,178							13,178
Depreciation and amortization	49,824	3,535	(1i)	4,459	(2i)			57,818
Corporate expenses	21,023							21,023

Total operating costs and expenses	443,929	20,650		38,628		—		503,207

Operating income (loss)	48,816	3,211		(8,065)		—		43,962

Interest expense	(36,142)	(3,037	) (1j)			829	(3a)	(38,477)
		(127	) (1k)

Interest income	2,117							2,117
Loss on early extinguishment of debt	(7,572)							(7,572)
Other income, net	8,359							8,359

Income (loss) before income taxes and minority interest	15,578	47		(8,065)		829		8,389
Income tax expense	(1,298)							(1,298)
Minority interests	(3,508)	(11	) (1l)	1,426	(2j)	(196	) (3b)	(2,289)

Income (loss) from continuing operations	$10,772	$36		$(6,639)		$633		$4,802

Proforma loss from continuing operations applicable to common shareholders per share:
Basic:								$(0.30	) (4)
Diluted:								$(0.30	) (4)

Notes to Unaudited and Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2005

1.	InterContinental Acquisition – We entered into partnership agreements with InterContinental Hotels Group (the Ventures) and on April 1, 2005 we purchased an 85% controlling interest in the Ventures which own the InterContinental hotels in Chicago and Miami. In connection with this transaction, the Ventures obtained $202.0 million of debt financing. Based on current expectations and nature of our preferred return, we do not anticipate recording a minority interest allocation to InterContinental Hotels Group during the first year. The following pro forma adjustments were made to account for this acquisition and related debt financing:

a)	Reflects $14.4 million of room revenue.

b)	Reflects $8.6 million of food and beverage revenue.

c)	Reflects $0.8 million of other hotel operating revenue.

d)	Reflects $3.8 million of rooms expense.

e)	Reflects $5.8 million of food and beverage expense.

f)	Reflects $5.8 million of other departmental expenses.

g)	Reflects $0.2 million of management fees.

h)	Reflects $1.5 million of other property level expenses.

i)	Reflects $3.5 million of depreciation and amortization expense.

j)	Reflects $3.0 million interest expense related to the new $202.0 million of variable mortgage debt that is collateralized by the assets and additional interest expense on our revolving credit facility. We used a weighted average LIBOR rate of 2.71% plus the designated spreads to calculate interest expense for the floating rate loans.

k)	Reflects $0.1 million of amortization of estimated deferred financing costs applicable to closing the mortgage loan agreement. Financing costs are amortized to interest expense over the life of the new loan agreement (5 years) using the straight-line method, which approximates the effective interest method.

l)	Reflects the $11,000 adjustment for minority interest to give effect to the weighted average 23.67% interest in the operating partnership owned by others.

2.	Four Seasons Washington D.C. Acquisition – On March 1, 2006 we purchased the Four Seasons Washington D.C. hotel. We used proceeds from common and preferred stock offerings to acquire this property. The following pro forma adjustments were made to account for this acquisition:

a)	Reflects $14.4 million of room revenue.

b)	Reflects $11.7 million of food and beverage revenue.

c)	Reflects $4.4 million of other hotel operating revenue.

d)	Reflects $5.5 million of rooms expense.

e)	Reflects $11.2 million of food and beverage expense.

f)	Reflects $2.7 million of other departmental expenses.

g)	Reflects $0.9 million of management fees.

h)	Reflects $13.9 million of other property level expenses.

i)	Reflects $4.5 million of depreciation and amortization expense.

j)	Reflects the $1.4 million adjustment for minority interest to give effect to the weighted average 17.68% interest in the operating partnership owned by others.

3.	Other Adjustments – To adjust interest expense and minority interest for all pro forma activity, we have made the following additional adjustments:

a)	Reflects the $0.8 million elimination of historical interest expense related to the revolving credit facility. The debt to which this historical interest expense relates was retired with the net proceeds received from the preferred offering.

b)	Reflects the $0.2 million adjustment for minority interest to give effect to the weighted average 23.67% interest in the operating partnership owned by others.

4.	Loss From Continuing Operations Applicable to Common Shareholders Per Share Calculation –The following table calculates the pro forma weighted average basic and diluted income from continuing operations applicable to common shareholders per share:

	(In thousands except per share amounts)
	Basic	Diluted
Historical basic and diluted weighted average shares outstanding for the year ended December 31, 2005	35,376	35,577
Pro forma impact of common stock offering	8,000	8,000
Restricted stock units no longer dilutive under pro forma loss from continuing operations	—	(201)

Pro forma basic and diluted weighted average shares outstanding for the year ended December 31, 2005	43,376	43,376

Pro forma income from continuing operations for the year ended December 31, 2005	$4,802	$4,802
Pro forma Series A Preferred shareholder dividend	(8,500)	(8,500)
Pro forma Series B Preferred shareholder dividend	(9,488)	(9,488)

Pro forma loss from continuing operations applicable to common shareholders for the year ended December 31, 2005	$(13,186)	$(13,186)

Pro forma loss from continuing operations applicable to common shareholders per share for the year ended December 31, 2005 – basic and diluted	$(0.30)	$(0.30)